Exhibit 5.1

                       G. David Gordon & Associates, P.C.
                         7633 East 63rd Place, Suite 210
                              Tulsa, Oklahoma 74133

                                  May 15, 2002


Virilitec Industries, Inc.
236 Broadway Avenue, Ste. 201
Brooklyn, NY   11211

Re: Registration Statement on Form SB-2; Virilitec Industries, Inc., a Delaware Corporation (the "Company")

Gentlemen:

         This opinion is submitted pursuant to the applicable rules of the Securities and Exchange Commission with respect to the registration for public sale of 425,000 shares (the "Shares") of the Company's Common Stock, $.0001 par value ("Common Stock").

         In connection therewith, we have examined and relied upon original, certified, conformed, photostat or other copies of (i) the Articles of Incorporation, as amended, and Bylaws of the Company; (ii) resolutions of the Board of Directors of the Company authorizing the offering and related matters;
(iii) the Registration Statement and the exhibits thereto; and (iv) such other matters of law as we have deemed necessary for the expression of the opinions herein contained. In all such examinations, we have assumed the genuineness of all signatures on original documents, and the conformity to originals or certified documents of all copies submitted to us as conformed, photostat or other copies. In passing upon certain corporate records and documents of the Company, we have necessarily assumed the correctness and completeness of the statements made or included therein by the Company, and we express no opinion thereon. As to the various questions of fact material to this opinion, we have relied, to the extent we deemed reasonably appropriate, upon representations or certificates of officers or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independently checking or verifying the accuracy of such documents, records and instruments.

         Based upon the foregoing, we are of the opinion under the laws of the State of Delaware, that the Shares have been duly and validly issued and are fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to use our name under the caption "Legal Matters" in the prospectus comprising part of the Registration Statement.

                                             Very truly yours,

                                             G. DAVID GORDON & ASSOCIATES, P.C.

                                             /s/ G. David Gordon